Exhibit 10.13

Notice of Grant of Stock Options and Award Agreement	Cytokinetics Incorporated ID: 94-3291317 350 Oyster Point Boulevard South San Francisco, CA 94080

First and Last Name Address Line 1 Address Line 2 City, State and Zip Code

Unless otherwise defined herein, the terms defined in the Cytokinetics, Incorporated Amended and Restated 2004 Equity Incentive Plan (the “Plan”) shall have the same defined meanings in this Stock Option Award Agreement (the “Agreement”).

You have been granted an option to purchase common stock of Cytokinetics, Incorporated, subject to the terms and conditions in the Plan and this Agreement.

Option Number:	-
Plan:	-
ID:	-
Date of Grant:	-
Exercise Price Per Share:	-
Total Number of Shares Granted:	-
Total Exercise Price:	-
Type of Options:	-
Expiration Date:	-
Vesting Schedule:

1/12th of the Option shall vest on the same day of the month as the Date of Grant in the first subsequent month to the Date of Grant. Thereafter, an additional 1/12th of the Option shall vest in each subsequent month (on the same day of the month as the Date of Grant) for an additional 11 months.

By Participant’s electronic acceptance and the electronic signature of the Company's representative below, the Participant and the Company agree that this Option is granted under and governed by the terms and conditions of the Amended and Restated 2004 Equity Incentive Plan (the “Plan”) and this Option Agreement. Participant has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Participant acknowledges that as of the Date of Grant, this Agreement and the Plan set forth the entire understanding between the Participant and the Company regarding this Option and supersede all prior oral and written agreements, promises and/or representations on that subject with the exception of (i) options previously granted and delivered to Participant, (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law and (iii) any written employment or severance arrangement that would provide for vesting acceleration of this Option upon the terms and conditions set forth therein. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated above.

By accepting this Option, Participant consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

CYTOKINETICS, INC.:	PARTICIPANT:

Robert I. Blum	Participant’s Name
President and Chief Executive Officer

II. AGREEMENT

(a)
Grant of Option.

The Administrator hereby grants to the individual named in the Notice of Grant attached as Part I of this Agreement (the “Participant”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 16(b) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan will prevail.

This Option is intended to be treated as a Nonstatutory Stock Option (“NSO”).

(b)
Exercise of Option.

Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement. Vesting will stop immediately when Participant ceases to be a Service Provider. Participant may exercise this Option only for whole shares of Common Stock.

Method of Exercise. This Option is exercisable (1) on-line, using the website of the captive broker selected by the Company (an “On-line Notice”); or (2) by delivery of a completed written exercise notice, the form of which is attached as Exhibit A (an “Exercise Notice”) identifying the date of this Option Agreement, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”) and the purchase price and method of exercise of the Exercised Shares. Any Exercise Notice will be completed by the Participant and delivered in person, by certified mail, or by such other method as determined from time to time by the Administrator of the Company. Any Exercise Notice must be accompanied by payment of the aggregate exercise price as to all Exercised Shares or an election of a “net exercise”. Upon the delivery of (i) an On-line Notice, or (ii) an Exercise Notice to the Company, with any required payments, this Option will be deemed to be exercised as to the Exercised Shares.

No Shares will be issued pursuant to the exercise of this Option unless such issuance and exercise comply with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares will be considered transferred to Participant on the date the Option is exercised with respect to such Exercised Shares.

(c)
Method of Payment.

Payment of the aggregate Exercise Price may be made by any of the following methods at the election of Participant, subject to the limitations described in this section:

(i)
cash deposited in the Participant’s account at the captive broker selected by the Company;
(ii)
if the Option is a NSO, by a “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issuable upon exercise by the largest whole number of shares with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) such shares used to pay the exercise price will not be exercisable thereafter and (2) any remaining balance of the exercise price not satisfied by such net exercise is paid by the Participant in cash or other permitted form of payment;

(iii)
consideration received by the Company under a formal cashless option exercise program (e.g., in sell-to-cover or same-day sale transactions) initiated on-line through the website of the Company’s captive broker adopted by the Company in connection with the Plan including the on-line electronic transmission; or
(iv)
for any written Exercise Notice delivered to Cytokinetics, a check made out to Cytokinetics, Inc. for the full exercise price or authorization to use a “net exercise” arrangement (as described above).
(d)
Non-Transferability of Option.

This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant. The terms of the Plan and this Option Agreement will be binding upon the executors, administrators, heirs, successors and assigns of Participant.

(e)
Term of Option.

This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

(f)
Termination Period.

This Option shall be exercisable for three months after Participant ceases to be a Service Provider, unless such termination is due to Participant’s death or Disability, in which case this Option shall be exercisable for one (1) year after Participant ceases to be Service Provider; provided, however, that the Option will terminate immediately if the Participant ceases to be a Service Provider due to a termination for Cause. Notwithstanding the foregoing, in no event may this Option be exercised after the Term/Expiration Date as provided above.

(g)
Entire Agreement; Governing Law.

The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant's interest except by means of a writing signed by the Company and Participant. This Option Agreement is governed by the laws of the State of California, as applied to residents of California with regard to transactions occurring within California, and without regard to principles of conflicts laws.

(h)
NO GUARANTEE OF CONTINUED SERVICE.

PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE, CONSULTANT OR NON-EMPLOYEE DIRECTOR AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE, CONSULTANT OR NON-EMPLOYEE DIRECTOR FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE WITH PARTICIPANT'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE PARTICIPANT'S RELATIONSHIP AS AN EMPLOYEE, CONSULTANT OR NON-EMPLOYEE DIRECTOR AT ANY TIME, WITH OR WITHOUT CAUSE.

[Remainder of Page Intentionally Left Blank]

EXHIBIT A

CYTOKINETICS INCORPORATED

AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN

EXERCISE NOTICE

Cytokinetics Incorporated

350 Oyster Point Boulevard

South San Francisco, CA 94080

Attention: Stock Plan Administrator

1.
Exercise of Option. Effective as of today, ______________________, __________, the undersigned (“Purchaser”) hereby elects to purchase _________________ shares (the “Shares”) of the Common Stock of Cytokinetics, Inc. (the “Company”) under and pursuant to the Amended and Restated 2004 Equity Incentive Plan (the “Plan”) and the Option Agreement dated, _____________________ (the “Option Agreement”). The purchase price for the Shares will be $________________, as required by the Option Agreement.
2.
Type of option: Nonstatutory (NSO)
3.
Option Expiration Date: ______________________
4.
Delivery of Payment.

(other forms of delivery and methods of delivery may be available on-line)

check, bank draft or money order delivered herewith:	$______________

Value of _______ Shares pursuant to net exercise:	$______________

5.
Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.
6.
Rights as Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares so acquired will be issued to Participant as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 12 of the Plan.

7.
Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.
8.
Entire Agreement; Governing Law. The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser's interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

Submitted by:	Accepted by:
PURCHASER:	CYTOKINETICS, INC.

Signature	By

Print Name	Its

Address:	Address:

Date Received